UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) _August 1, 2005

Coinmach Service Corp.
(Exact name of registrant as specified in its charter)

Delaware	001-32359	20-0809839
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

303 Sunnyside Boulevard Suite 70, Plainview, New York	11803
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (516) 349-8555

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

ITEM 1.01.      ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

ITEM 5.02.      DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

SIGNATURES

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On August 1,  2005,  Coinmach  Service  Corp.  (the  "Company")  entered into an Indemnity Agreement (the "Indemnity Agreement") with William M. Kelly, the Company's newly appointed director.  The Indemnity Agreement provides indemnification to Mr. Kelly with respect to his duties as a member of the Company's board of directors (the "Board") and committees thereof.  The Indemnity Agreement is similar in all material respects to the indemnity agreements that the Company has previously entered into with each other member of the Board.

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

(d) Election of New Director

On August 1, 2005, William M. Kelly was appointed to the Board.  On such date, Mr. Kelly was also appointed to replace David A. Donnini as a member of the Audit Committee of the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Coinmach Service Corp.

Dated: August 2, 2005	By: /s/ Robert M. Doyle Name: Robert M. Doyle Title: Chief Financial Officer, Senior Vice President, Secretary and Treasurer